Page 1 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: November 1995
Distribution Date: December 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      23,426,020.46
  Prepayments in Full                                  14,362,388.41
  Warranty and Administrative Repurchases                  12,248.74
  Liquid. Proceeds, Recov. & Released Payaheads           745,707.64
                                                  ------------------
    Available Principal Amount                  $      38,546,365.25
  Realized Losses                                         337,031.47
                                                  ------------------
  Monthly Principal Distributable Amount        $      38,883,396.72


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $       8,499,759.09


Servicing Fee
-------------
  Class A Servicing Fee                         $         794,863.83
  Class B Servicing Fee                                    55,257.91
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         850,121.74
  Available Subordination Amount                       11,355,587.74
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                    88,433.94
  Available Int. Amount for Certificateholders          7,561,203.41


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       4,689,696.55
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             7,069,725.19
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               14,227,094.60
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,380,028.63


  Interest Distribution to Class A              $       4,689,696.55


  Class A Principal Distributable Amount        $      36,355,975.93
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      36,040,851.51
                                                  ------------------
  Class A Principal Draw Amount                 $         315,124.42
    Less: Available Subordination Amount               14,227,094.60
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      36,355,975.93

                                                                    Page 2 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: November 1995
Distribution Date: December 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Class B
-------
  Class B Interest Distributable Amount         $       2,871,506.86
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             2,871,506.86
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       2,871,506.86


  Class B Principal Distributable Amount        $       2,527,420.79
    Plus: Class B Prin. Carryover Shortfall               443,853.08
    Less: Class B Available Principal Amount            2,505,513.74
    Plus: Class B Principal Draws                         315,124.42
                                                  ------------------
  Class B Principal Shortfall Amount            $         780,884.55


  Principal Distributions to Class B            $       2,190,389.32


Principal Balances
------------------
  Class A Beginning Principal Balance           $     953,836,587.15
  Less: Reductions to Class A Prin. Balance            36,355,975.93
                                                  ------------------
  Class A Ending Principal Balance              $     917,480,611.22


  Class B Beginning Principal Balance           $      66,309,495.36
  Less: Reductions to Class B Prin. Balance             2,527,420.79
                                                  ------------------
  Class B Ending Principal Balance              $      63,782,074.57


  Beginning Pool Principal Balance              $   1,020,146,082.51    95,354
  Less: Reductions in Pool Prin. Balance               38,883,396.72
                                                  ------------------
  Ending Pool Principal Balance                 $     981,262,685.79    93,787

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.8315717
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,850,074.00
      and
   B. Balance on Previous Payment Date          $       8,850,074.00
      Plus: Interest Distrib. to Class B                2,871,506.86
      Plus: Principal Distrib. to Class B               2,190,389.32
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      13,911,970.17

  Remaining Subordinated Spread Account         $       8,850,074.00
  (lesser of A or B)

                                                                    Page 3 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: November 1995
Distribution Date: December 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.355%
  Average Delinquent & Repo Inventory Contracts/              0.247%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       6,876,117.39
  Plus: Net Change in Advances                            908,839.07
                                                  ------------------
  Advances at End of the Month                  $       7,784,956.46


Payaheads
---------
  Payaheads at Beginning of the Month           $       7,623,574.49
  Plus: Net Change in Payaheads                           247,293.01
                                                  ------------------
  Payaheads at End of the Month                 $       7,870,867.50


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $      12,491,378.89     1,187
  61 - 90 Days                                          1,070,480.78        94
  91 - 120 Days                                           154,932.69        15
  Over 120 Days                                            90,194.93         5
                                                  ------------------  --------
                                                $      13,806,987.29     1,301

Repo Inventory                                                             150































Rept. No.: 1.022